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Exhibit 10.27

         Tyco International Ltd.
2004 Stock and Incentive Plan

TERMS AND CONDITIONS
OF
OPTION AWARD

        OPTION AWARD made in Princeton, New Jersey, as of                        .

        1.    Grant of Option.    The Company has granted you an Option to purchase the number of Shares of Common Stock set forth in your Grant Letter, subject to the provisions of these Terms and Conditions. This Option is a nonqualified Option.

        2.    Exercise Price.    The purchase price of the Shares covered by the Option is set forth in your Grant Letter.

        3.    Vesting.    Except in the event of your Normal Retirement (Termination of Employment on or after age 60 if the sum of your age and years of service with the Company is at least 70), Retirement (Termination of Employment on or after age 55 if the sum of your age and years of service with the Company is at least 60), Termination of Employment, death, Disability or a Change in Control, the Option will become exercisable in cumulative installments as follows: one third (1/3) of the Shares specified in your Grant Letter, one (1) year from the Grant Date (as set forth in your Grant Letter); an additional one third (1/3) of the Shares, two (2) years from the Grant Date; and the remaining one third (1/3), three (3) years from the Grant Date. Your vested right will be calculated on the anniversary of the Grant Date. No credit will be given for periods following Termination of Employment, except as specifically provided herein.

        4.    Term of Option.    The Option must be exercised prior to the close of the New York Stock Exchange ("NYSE") on the day prior to the 10th anniversary of the Grant Date, subject to earlier termination or cancellation as provided in paragraphs 7 or 8 of these Terms and Conditions. If the NYSE is not open for business on the expiration date specified, the Option will expire at the close of the NYSE's next business day.

        5.    Payment of Exercise Price.    You may pay the Exercise Price by cash, certified check, bank draft, wire transfer or postal or express money order. Alternatively, payment may be made by one or more of the following methods: (i) delivering to the Company a properly executed exercise notice, together with irrevocable instructions to a broker to deliver promptly to the Company sale or loan proceeds adequate to satisfy the portion of the Exercise Price being so paid; (ii) if expressly approved by the Board of Directors, tendering to the Company (by physical delivery or attestation) certificates of Common Stock that you have held for six (6) months or longer (unless the Compensation and Human Resources Committee (the "Committee"), in its discretion, waives this 6-month period) and that have an aggregate Fair Market Value as of the day prior to the date of exercise equal to the portion of the Exercise Price being so paid; or (iii) if such form of payment is expressly authorized by the Board of Directors or the Committee, instructing the Company to withhold Shares that would otherwise be issued were the Exercise Price to be paid in cash and that have an aggregate Fair Market Value as of the date of exercise equal to the portion of the Exercise Price being so paid. Notwithstanding the foregoing, you may not tender any form of payment that the Company determines, in its sole and absolute discretion, could violate any law or regulation. You are not required to purchase all Shares subject to the Option at one time, but you must pay the full Exercise Price for all Shares that you elect to purchase before they will be delivered.

        6.    Exercise of Option.    Subject to the terms and conditions of these Terms and Conditions, the Option may be exercised by contacting Smith Barney at 866-678-8926 if calling from within the U.S. or 001-212-615-7811 if calling from outside the U.S. If the Option is exercised after your death, the Company will deliver Shares only after the Committee has determined that the person exercising the Option is the duly appointed executor or administrator of your estate or the person to whom the Option has been transferred by your will or by the applicable laws of descent and distribution.

        7.    Retirement, Termination of Employment, Disability or Death.    The Option will vest and remain exercisable as set forth below, or as provided in the Plan in the case of Normal Retirement (as defined in paragraph 3), Disability or death:

Event	Vesting	Exercise
Voluntary Termination of Employment (other than Retirement or Normal Retirement)	Unvested Awards are forfeited as of Termination of Employment.	Vested Awards expire on earlier of (i) original expiration date, or (ii) 90 days after Termination of Employment.
Involuntary Termination of Employment not for Cause	Unvested Awards are forfeited as of Termination of Employment.	Vested Awards expire on earlier of (i) original expiration date, or (ii) 90 days after Termination of Employment.
Involuntary Termination of Employment for Cause	Unvested Awards are forfeited as of Termination of Employment.	Vested Awards are immediately cancelled upon Termination of Employment.
Retirement (as defined in paragraph 3)	Unvested Awards are forfeited if you retire from active employment less than 12 months after Grant Date. On or after the 1st anniversary of Grant Date, Award vests pro rata (rounded to the nearest full year increment) based on the portion of the three year vesting term that you have completed prior to Termination.	Vested Awards expire earlier of (i) original expiration date, or (ii) 3 years after Retirement.

        8.    Change in Control.    In the event of a Change in Control, your Option will immediately become fully vested. Your Option will expire on the earlier of (i) the original expiration date or (ii) three (3) years from your Termination of Employment following the date of Change in Control.

        9.    Withholdings.    The Company will have the right, prior to the issuance or delivery of any Shares in connection with the exercise of the Option, to withhold or demand from you the amount necessary to satisfy applicable tax requirements, as determined by the Committee. The methods described in paragraph 5 may also be used to pay your withholding tax obligation.

        10.    Transfer of Option.    You may not transfer the Option or any interest in the Option except by will or the laws of descent and distribution. Notwithstanding the foregoing, you may transfer the Option to members of your immediate family or to one or more trusts for the benefit of family members or to one or more partnerships in which the family members are the only partners, provided that (i) you do not receive any consideration for the transfer, (ii) you furnish the Committee or its designee with detailed written notice of the transfer at least three (3) business days in advance, and (iii) the Committee or its designee consents in writing. For this purpose, "family member" means any spouse, children, grandchildren, parents, grandparents, siblings, nieces, nephews and grandnieces and grandnephews, including adopted, in-laws and step family members. Any Option transferred pursuant to this provision will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to transfer. The Option may be exercised by the transferee only to the same extent that you could have exercised the Option had no transfer occurred.

11.   Covenant; Forfeiture of Award.

          (a)   If the Committee determines, in its sole judgment, that prior to the second anniversary of your Termination of Employment you have entered into an employment or consultation arrangement (including any arrangement for employment or service as an agent, partner, stockholder, consultant, officer or director) with any entity or person engaged in a business if (i) such employment or consultation arrangement would likely (in the sole judgment of the Committee) result in the disclosure of business confidential or proprietary information related to any business of the Company or a Subsidiary, or (ii) such business is competitive with any Company or Subsidiary business as to which you have had access to business strategic or confidential information, and if the Committee has not approved the arrangement in writing, any Option that you have not exercised (whether vested or unvested) will immediately be rescinded, and you will forfeit any rights you have with respect to these Options as of the date of the Committee's determination.

          (b)   If you have been terminated for Cause, any unvested stock options shall be immediately rescinded and, in addition, you hereby agree and promise immediately to deliver to the Company Shares (or, in the discretion of the Committee, cash) equal in value to the amount of any profit you realized upon an exercise of the Option during the period beginning six (6) months prior to your Termination of Employment and ending on the second anniversary of your Termination of Employment.

        12.    Adjustments.    In the event of any stock split, reverse stock split, dividend or other distribution (whether in the form of cash, Shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event, the Committee may, in its sole discretion, adjust the number and kind of Shares covered by the Option, the Exercise Price and other relevant provisions to the extent necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be provided by the Option. Any such determinations and adjustments made by the Committee will be binding on all persons.

        13.    Restrictions on Exercise.    Exercise of the Option is subject to the conditions that, to the extent required at the time of exercise, (a) the Shares covered by the Option will be duly listed, upon official notice of issuance, upon the NYSE, and (b) a Registration Statement under the Securities Act of 1933 with respect to the Shares will be effective or an exemption from registration will apply. The Company will not be required to deliver any Common Stock until all applicable federal and state laws and regulations have been complied with and all legal matters in connection with the issuance and delivery of the Shares have been approved by counsel of the Company.

        14.    Disposition of Securities.    By accepting the Award, you acknowledge that you have read and understand the Company's policy, and are aware of and understand your obligations under federal securities laws with respect to trading in the Company's securities, and you agree not to use the Company's "cashless exercise" program (or any successor program) at any time when you possess material nonpublic information with respect to the Company or when using the program would otherwise result in a violation of securities law. The Company will have the right to recover, or receive reimbursement for, any compensation or profit realized on the exercise of the Option or by the disposition of Shares received upon exercise of the Option to the extent that the Company has a right of recovery or reimbursement under applicable securities laws.

        15.    Plan Terms Govern.    The exercise of the Option, the disposition of any Shares received upon exercise of the Option, and the treatment of any gain on the disposition of these Shares are subject to the terms of the Plan and any rules that the Committee may prescribe. The Plan document, as may be amended from time to time, is incorporated into these Terms and Conditions. Capitalized terms used in these Terms and Conditions have the meaning set forth in the Plan, unless otherwise stated in these Terms and Conditions. In the event of any conflict between the terms of the Plan and the terms of these Terms and Conditions, the Plan will control. By accepting the Award, you acknowledge receipt of the Plan, as in effect on the date of these Terms and Conditions.

        16.    Personal Data.    To comply with applicable law and to administer the Plan and these Terms and Conditions properly, the Company and its agents may hold and process your personal data and/or sensitive personal data. Such data includes, but is not limited to, the information provided in this grant package and any changes thereto, other appropriate personal and financial data about you, and information about your participation in the Plan and Shares obtained under the Plan from time to time. By accepting the Award, you hereby give your explicit consent to the Company's processing any such personal data and/or sensitive personal data. You also hereby give your explicit consent to the Company's transfer of any such personal data and/or sensitive personal data outside the country in which you work or reside and to the United States. The legal persons for whom your personal data are intended include the Company and any of its Subsidiaries, the outside Plan administrator as selected by the Company from time to time, and any other person that the Company may find in its administration of the Plan to be appropriate. You have the right to review and correct your personal data by contacting your local Human Resources Representative. You understand that the transfer of the information outlined here is important to the administration of the Plan, and that failure to consent to the transmission of such information may limit or prohibit your participation in the Plan.

        17.    No Contract of Employment or Promise of Future Grants.    By accepting the Award, you agree to be bound by the terms and conditions of these Terms and Conditions and acknowledge that the Award is granted at the sole discretion of the Company and is not considered part of any contract of employment with the Company or of your ordinary or expected salary or other compensation and will not be considered as part of such salary or compensation for purposes of any pension benefits or in the event of severance, redundancy or resignation. If your employment with the Company or a Subsidiary is terminated for any reason, whether lawfully or unlawfully, you agree that you will not be entitled by way of damages for breach of contract, dismissal or compensation for loss of office or otherwise to any sum, shares or other benefits to compensate you for the loss or diminution in value of any actual or prospective rights, benefits or expectation under or in relation to the Plan.

        18.    Limitations.    Nothing in these Terms and Conditions or the Plan gives you any right to continue in the employ of the Company or any of its Subsidiaries or to interfere in any way with the right of the Company or any Subsidiary to terminate your employment at any time. Payment of Shares is not secured by a trust, insurance contract or other funding medium, and you do not have any interest in any fund or specific asset of the Company by reason of the Option. You have no rights as a stockholder of the Company pursuant to the Option until Shares are actually delivered you.

        19.    Incorporation of Other Agreements.    These Terms and Conditions and the Plan constitute the entire understanding between you and the Company regarding the Option. These Terms and Conditions supersedes any prior agreements, commitments or negotiations concerning the Option.

        20.    Severability.    The invalidity or unenforceability of any provision of these Terms and Conditions will not affect the validity or enforceability of the other provisions of these Terms and Conditions, which will remain in full force and effect. Moreover, if any provision is found to be excessively broad in duration, scope or covered activity, the provision will be construed so as to be enforceable to the maximum extent compatible with applicable law.

        By accepting this Award, you agree to the following:

          (i)    you have carefully read, fully understand and agree to all of the terms and conditions described in these Terms and Conditions and the Plan; and

          (ii)   you understand and agree that these Terms and Conditions and the Plan constitute the entire understanding between you and the Company regarding the Option, and that any prior agreements, commitments or negotiations concerning the Option are replaced and superseded.

        You will be deemed to consent to the application of the terms and conditions set forth in these Terms and Conditions and the Plan unless you contact Tyco International Ltd., c/o Executive Compensation, 9 Roszel Road, Princeton, NJ 08540 in writing within thirty (30) days of the date of these Terms and Conditions. Notification of your non-consent will nullify this grant unless otherwise agreed to in writing by you and the Company.

Tyco International Ltd.

Tyco International Ltd.
2004 Stock and Incentive Plan

TERMS AND CONDITIONS
OF
RESTRICTED STOCK AWARD

        RESTRICTED STOCK AWARD made in Princeton, New Jersey, as of                        .

        1.    Grant of Award.    The Company has granted you Shares of Restricted Stock, the amount of which is set forth in your Grant Letter, subject to the provisions of these Terms and Conditions.

        2.    Vesting.    Except in the event of your Normal Retirement (Termination of Employment on or after age 60 if the sum of your age and years of service with the Company is at least 70), Retirement (Termination of Employment on or after age 55 if the sum of your age and years of service with the Company is at least 60), Termination of Employment, death or Disability or a Change in Control, all restrictions on the Restricted Stock will lapse three (3) years from the Grant Date. Your vested right will be calculated on the anniversary of the Grant Date. No credit will be given for periods following Termination of Employment, except as specifically provided herein.

        3.    Dividends.    Restricted Stock is Common Stock. For each Share of Restricted Stock, whether vested or unvested, you will be paid any cash or stock dividends distributed by the Company at the same time as any other holder of Common Stock.

        4.    Termination of Employment.    Any Shares of Restricted Stock that have not vested as of your Termination of Employment, other than as set forth in paragraphs 5, 6 and 7, will immediately be forfeited, and your rights with respect to these Shares will end.

        5.    Death or Disability.    If your employment with the Company terminates because of your death or Disability, your Restricted Stock will immediately become fully vested. If you are deceased, the Company will make a payment to your estate only after the Compensation and Human Resources Committee (the "Committee") has determined that the payee is the duly appointed executor or administrator of your estate.

        6.    Retirement.    If your employment with the Company terminates because of your Retirement (as defined in paragraph 2) 12 or more months after the Grant Date, your Restricted Stock will vest pro rata (in full-year increments) with respect to the portion of the three (3)-year term that you have completed. If your employment with the Company terminates because of your Retirement less than 12 months after the Grant Date, your Restricted Stock will immediately be forfeited. If your employment with the Company terminates because of your Normal Retirement (as defined in paragraph 2), your Restricted Stock will immediately become fully vested.

        7.    Change in Control.    In the event of a Change in Control, your Restricted Stock will immediately become fully vested.

        8.    Withholdings.    The Company will have the right, prior to the release of restrictions on your Restricted Stock to withhold or require from you the amount necessary to satisfy applicable tax requirements, as determined by the Committee, or at an earlier time if you make an election pursuant to Section 83(b) of the Internal Revenue Code (the "Code").

        9.    Transfer of Award.    You may not transfer any interest in your Restricted Stock until the restrictions lapse or are satisfied. After your Shares of Restricted Stock have vested, they may be freely transferred, unless you are an affiliate of the Company, in which case you may dispose of your Shares only pursuant to an effective registration statement under the Securities Act of 1933 (the "Securities Act") or an exemption from the registration requirement. An "affiliate", as defined in the Securities Act, is generally a person who directly or indirectly controls the Company, such as a member of the Board of Directors or a senior officer.

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        10.    Covenant; Forfeiture of Award.

          (a)   If the Committee determines, in its sole judgment, that prior to the second anniversary of your Termination of Employment you have entered into an employment or consultation arrangement (including any arrangement for employment or service as an agent, partner, stockholder, consultant, officer or director) with any entity or person engaged in a business if (i) such employment or consultation arrangement would likely (in the sole judgment of the Committee) result in the disclosure of business confidential or proprietary information related to any business of the Company or a Subsidiary, or (ii) such business is competitive with any Company or Subsidiary business as to which you have had access to business strategic or confidential information, and if the Committee has not approved the arrangement in writing, any unvested Shares of your Restricted Stock will immediately be rescinded, and you will forfeit any rights you have with respect to these Shares as of the date of the Committee's determination.

          (b)   If you have been terminated for Cause, any unvested shares of restricted stock shall be immediately rescinded and, in addition, you hereby agree and promise immediately to deliver to the Company Shares (or, in the discretion of the Committee, cash) equal in value to the value of any Shares of your Restricted Stock that vested during the period beginning six (6) months prior to your Termination of Employment and ending on the second anniversary of your Termination of Employment.

        11.    Disposition of Securities.    By accepting the Award, you acknowledge that you have read and understand the Company's policy, and are aware of and understand your obligations under federal securities laws with respect to trading in the Company's securities. The Company will have the right to recover, or receive reimbursement for, any compensation or profit realized on the disposition of Shares received as Restricted Stock to the extent that the Company has a right of recovery or reimbursement under applicable securities laws.

        12.    Section 83(b) Election.    You may elect to pay tax on your Restricted Stock as of the time your Shares are granted rather than when they vest by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the Grant Date. By accepting the Award, you acknowledge that it is solely your responsibility to file timely any election under Section 83(b), even if you request the assistance of the Company or its representatives to do so. If you file a Section 83(b) election pursuant to this paragraph 12, you must give a copy of your completed election form to the Company within five business days of the date on which you made the filing at the following address: Tyco International Ltd., c/o Executive Compensation, 9 Roszel Road, Princeton, NJ 08544.

        13.    Plan Terms Govern.    The grant of Restricted Stock, the disposition of any Shares of Restricted Stock, and the treatment of gain on the disposition of these Shares are subject to the provisions of the Plan and any rules that the Committee may prescribe. The Plan document, as may be amended from time to time, is incorporated into these Terms and Conditions. Capitalized terms used in these Terms and Conditions have the meaning set forth in the Plan, unless otherwise stated in these Terms and Conditions. In the event of any conflict between the terms of the Plan and the terms of these Terms and Conditions, the Plan will control. By accepting the Award, you acknowledge receipt of the Plan and the prospectus, as in effect on the date of these Terms and Conditions.

        14.    Personal Data.    To comply with applicable law and to administer the Plan and these Terms and Conditions properly, the Company and its agents may hold and process your personal data and/or sensitive personal data. Such data includes, but is not limited to, the information provided in this grant package and any changes thereto, other appropriate personal and financial data about you, and information about your participation in the Plan and Shares obtained under the Plan from time to time. By accepting the Award, you hereby give your explicit consent to the Company's processing any such personal data and/or sensitive personal data. You also hereby give your explicit consent to the Company's transfer of any such personal data and/or sensitive personal data outside the country in which you work or reside and to the United States. The legal persons for whom your personal data are intended include the Company and any of its Subsidiaries, the outside Plan administrator as selected by

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the Company from time to time, and any other person that the Company may find in its administration of the Plan to be appropriate. You have the right to review and correct your personal data by contacting your local Human Resources Representative. You understand that the transfer of the information outlined here is important to the administration of the Plan, and that failure to consent to the transmission of such information may limit or prohibit your participation in the Plan.

        15.    No Contract of Employment or Promise of Future Grants.    By accepting the Award, you agree to be bound by the terms and conditions of these Terms and Conditions and acknowledge that the Award is granted at the sole discretion of the Company and is not considered part of any contract of employment with the Company or of your ordinary or expected salary or other compensation and will not be considered as part of such salary or compensation for purposes of any pension benefits or in the event of severance, redundancy or resignation. If your employment with the Company or a Subsidiary is terminated for any reason, whether lawfully or unlawfully, you agree that you will not be entitled by way of damages for breach of contract, dismissal or compensation for loss of office or otherwise to any sum, shares or other benefits to compensate you for the loss or diminution in value of any actual or prospective rights, benefits or expectation under or in relation to the Plan.

        16.    Limitations.    Nothing in these Terms and Conditions or the Plan gives you any right to continue in the employ of the Company or any of its Subsidiaries or to interfere in any way with the right of the Company or any Subsidiary to terminate your employment at any time.

        17.    Incorporation of Other Agreements.    These Terms and Conditions and the Plan constitute the entire understanding between you and the Company regarding the Restricted Stock. These Terms and Conditions supersedes any prior agreements, commitments or negotiations concerning the Restricted Stock.

        18.    Severability.    The invalidity or unenforceability of any provision of these Terms and Conditions will not affect the validity or enforceability of the other provisions of these Terms and Conditions, which will remain in full force and effect. Moreover, if any provision is found to be excessively broad in duration, scope or covered activity, the provision will be construed so as to be enforceable to the maximum extent compatible with applicable law.

        By accepting this Award, you agree to the following:

          (i)    you have carefully read, fully understand and agree to all of the terms and conditions described in these Terms and Conditions and the Plan; and

          (ii)   you understand and agree that these Terms and Conditions and the Plan constitute the entire understanding between you and the Company regarding the Award, and that any prior agreements, commitments or negotiations concerning the Restricted Stock are replaced and superseded.

        You will be deemed to consent to the application of the terms and conditions set forth in these Terms and Conditions and the Plan unless you contact Tyco International Ltd., c/o Executive Compensation, 9 Roszel Road, Princeton, NJ 08540 in writing within thirty (30) days of the date of these Terms and Conditions. Notification of your non-consent will nullify this grant unless otherwise agreed to in writing by you and the Company.

Tyco International Ltd.

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Tyco International Ltd.
2004 Stock and Incentive Plan
TERMS AND CONDITIONS
OF
RESTRICTED UNIT AWARD

        RESTRICTED UNIT AWARD made in Princeton, New Jersey, as of                        .

        1.    Grant of Award.    The Company has granted you Restricted Units, the amount of which is set forth in your Grant Letter, subject to the provisions of these Terms and Conditions. The Company will hold the Restricted Units in a bookkeeping account on your behalf until they become payable or are forfeited or cancelled.

        2.    Payment Amount.    Each Restricted Unit represents one (1) Share of Common Stock.

        3.    Form of Payment.    Vested Restricted Units will be redeemed solely for Shares, provided that the Committee, in its sole discretion, may elect to pay for vested Restricted Units solely in cash or in a combination of Shares and cash. If a cash payment is made, the amount of cash paid in lieu of Shares will be determined by the Fair Market Value of Common Stock as of the date on which the restrictions on the Restricted Units lapse or terminate or, if no sale of Shares is reported on this date, on the next preceding day on which a sale of Shares was reported.

        4.    Vesting.    Except in the event of your Normal Retirement (Termination of Employment on or after age 60 if the sum of your age and years of service with the Company is at least 70), Retirement (Termination of Employment on or after age 55 if the sum of your age and years of service with the Company is at least 60), Termination of Employment, death or Disability or a Change in Control, all restrictions on the Restricted Units will lapse three (3) years from the Grant Date. Your vested right will be calculated on the anniversary of the Grant Date. No credit will be given for periods following Termination of Employment, except as specifically provided herein.

        5.    Termination of Employment.    Any Restricted Units that have not vested as of your Termination of Employment, other than as set forth in paragraphs 6, 7 and 8, will immediately be forfeited, and your rights with respect to these Restricted Units will end.

        6.    Death or Disability.    If your employment with the Company terminates because of your death or Disability, your Award will immediately become fully vested. If you are deceased, the Company will make a payment to your estate only after the Committee has determined that the payee is the duly appointed executor or administrator of your estate.

        7.    Retirement.    If your employment with the Company terminates because of your Retirement (as defined in paragraph 4) 12 or more months after the Grant Date, your Restricted Stock will vest pro rata (in full-year increments) with respect to the portion of the three (3)-year term that you have completed. If your employment with the Company terminates because of your Retirement less than 12 months after the Grant Date, your Restricted Units will immediately be forfeited. If your employment with the Company terminates because of your Normal Retirement (as defined in paragraph 4), your Restricted Units will immediately become fully vested.

        8.    Change in Control.    In the event of a Change in Control, your Restricted Units will immediately become fully vested.

        9.    Withholdings.    The Company will have the right, prior to any issuance or delivery of Shares on your Restricted Units (or the payment of cash in lieu of Shares), to withhold or require from you the amount necessary to satisfy applicable tax requirements, as determined by the Committee.

        10.    Transfer of Award.    You may not transfer any interest in Restricted Units except by will or the laws of descent and distribution. Any other attempt to dispose of your interest in Restricted Units will be null and void.

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        11.    Covenant; Forfeiture of Award.

          (a)   If the Committee determines, in its sole judgment, that prior to the second anniversary of your Termination of Employment you have entered into an employment or consultation arrangement (including any arrangement for employment or service as an agent, partner, stockholder, consultant, officer or director) with any entity or person engaged in a business if (i) such employment or consultation arrangement would likely (in the sole judgment of the Committee) result in the disclosure of business confidential or proprietary information related to any business of the Company or a Subsidiary, or (ii) such business is competitive with any Company or Subsidiary business as to which you have had access to business strategic or confidential information, and if the Committee has not approved the arrangement in writing, any unvested Restricted Unit will immediately be rescinded, and you will forfeit any rights you have with respect to these Restricted Units as of the date of the Committee's determination.

          (b)   If you have been terminated for Cause, any unvested restricted units shall be immediately rescinded and, in addition, you hereby agree and promise immediately to deliver to the Company Shares (or, in the discretion of the Committee, cash) equal in value to the amount of any payments you received for Restricted Units that vested during the period beginning six (6) months prior to your Termination of Employment and ending on the second anniversary of your Termination of Employment.

        12.    Adjustments.    In the event of any stock split, reverse stock split, dividend or other distribution (whether in the form of cash, Shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event, the Committee may, in its sole discretion, adjust the number and kind of Shares covered by the Restricted Units and other relevant provisions to the extent necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be provided by the Restricted Units. Any such determinations and adjustments made by the Committee will be binding on all persons.

        13.    Restrictions on Payment of Shares.    Payment of Shares for your Restricted Units is subject to the conditions that, to the extent required at the time of exercise, (a) the Shares underlying the Restricted Units will be duly listed, upon official notice of redemption, upon the NYSE, and (b) a Registration Statement under the Securities Act of 1933 with respect to the Shares will be effective. The Company will not be required to deliver any Common Stock until all applicable federal and state laws and regulations have been complied with and all legal matters in connection with the issuance and delivery of the Shares have been approved by counsel of the Company.

        14.    Disposition of Securities.    By accepting the Award, you acknowledge that you have read and understand the Company's policy, and are aware of and understand your obligations under federal securities laws in respect of trading in the Company's securities. The Company will have the right to recover, or receive reimbursement for, any compensation or profit realized on the disposition of Shares received for Restricted Units to the extent that the Company has a right of recovery or reimbursement under applicable securities laws.

        15.    Plan Terms Govern.    The redemption of Restricted Units, the disposition of any Shares received for Restricted Units, and the treatment of any gain on the disposition of these Shares are subject to the terms of the Plan and any rules that the Committee may prescribe. The Plan document, as may be amended from time to time, is incorporated into these Terms and Conditions. Capitalized terms used in these Terms and Conditions have the meaning set forth in the Plan, unless otherwise stated in these Terms and Conditions. In the event of any conflict between the terms of the Plan and the terms of these Terms and Conditions, the Plan will control. By accepting the Award, you acknowledge receipt of the Plan and the prospectus, as in effect on the date of these Terms and Conditions.

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        16.    Personal Data.    To comply with applicable law and to administer the Plan and these Terms and Conditions properly, the Company and its agents may hold and process your personal data and/or sensitive personal data. Such data includes, but is not limited to, the information provided in this grant package and any changes thereto, other appropriate personal and financial data about you, and information about your participation in the Plan and Shares obtained under the Plan from time to time. By accepting the Award, you hereby give your explicit consent to the Company's processing any such personal data and/or sensitive personal data. You also hereby give your explicit consent to the Company's transfer of any such personal data and/or sensitive personal data outside the country in which you work or reside and to the United States. The legal persons for whom your personal data are intended include the Company and any of its Subsidiaries, the outside Plan administrator as selected by the Company from time to time, and any other person that the Company may find in its administration of the Plan to be appropriate. You have the right to review and correct your personal data by contacting your local Human Resources Representative. You understand that the transfer of the information outlined here is important to the administration of the Plan, and that failure to consent to the transmission of such information may limit or prohibit your participation in the Plan.

        17.    No Contract of Employment or Promise of Future Grants.    By accepting the Award, you agree to be bound by the terms and conditions of these Terms and Conditions and acknowledge that the Award is granted at the sole discretion of the Company and is not considered part of any contract of employment with the Company or of your ordinary or expected salary or other compensation and will not be considered as part of such salary or compensation for purposes of any pension benefits or in the event of severance, redundancy or resignation. If your employment with the Company or a Subsidiary is terminated for any reason, whether lawfully or unlawfully, you agree that you will not be entitled by way of damages for breach of contract, dismissal or compensation for loss of office or otherwise to any sum, shares or other benefits to compensate you for the loss or diminution in value of any actual or prospective rights, benefits or expectation under or in relation to the Plan.

        18.    Limitations.    Nothing in these Terms and Conditions or the Plan gives you any right to continue in the employ of the Company or any of its Subsidiaries or to interfere in any way with the right of the Company or any Subsidiary to terminate your employment at any time. Payment of your Restricted Units is not secured by a trust, insurance contract or other funding medium, and you do not have any interest in any fund or specific asset of the Company by reason of this Award or the account established on your behalf. You have no rights as a stockholder of the Company pursuant to the Restricted Units until Shares are actually delivered to you.

        19.    Incorporation of Other Agreements.    These Terms and Conditions and the Plan constitute the entire understanding between you and the Company regarding the Restricted Units. These Terms and Conditions supersedes any prior agreements, commitments or negotiations concerning the Restricted Units.

        20.    Severability.    The invalidity or unenforceability of any provision of these Terms and Conditions will not affect the validity or enforceability of the other provisions of the Agreement, which will remain in full force and effect. Moreover, if any provision is found to be excessively broad in duration, scope or covered activity, the provision will be construed so as to be enforceable to the maximum extent compatible with applicable law.

        By accepting this Award, you agree to the following:

          (i)    you have carefully read, fully understand and agree to all of the terms and conditions described in these Terms and Conditions and the Plan; and

          (ii)   you understand and agree that these Terms and Conditions and the Plan constitute the entire understanding between you and the Company regarding the Award, and that any prior agreements, commitments or negotiations concerning the Restricted Units are replaced and superseded.

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        You will be deemed to consent to the application of the terms and conditions set forth in these Terms and Conditions and the Plan unless you contact Tyco International Ltd., c/o Executive Compensation, 9 Roszel Road, Princeton, NJ 08540 in writing within thirty (30) days of the date of these Terms and Conditions. Notification of your non-consent will nullify this grant unless otherwise agreed to in writing by you and the Company.

Tyco International Ltd.

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[FORM OF DIRECTOR DEFERRED STOCK UNIT AWARD LETTER]

[Date]

PERSONAL & CONFIDENTIAL

[Name]
[Address]

Dear [Name]:

        As part of the fiscal year          remuneration package for members of the Board of Directors of Tyco International Ltd. (the "Company"), you are hereby awarded           deferred stock units (the "Units") pursuant to Section 4.7 of the Tyco International Ltd. 2004 Stock and Incentive Plan (the "Plan"), a copy of which is enclosed herewith. The effective date of the grant is [Date], and the number of Units granted represents the value of $          divided by the average stock price for the 60-day period ending on [Date]. All Units are immediately vested.

        If on any date the Company shall pay any cash dividend on common shares of the Company, par value US$0.20 per common share, (the "Shares"), the number of Units credited to you shall, as of such date, be increased by an amount determined by the following formula:

  W = (X multiplied by Y) divided by Z, where:

  W = the number of additional Units to be credited to you on such dividend payment date;

  X = the aggregate number of Units credited to you as of the record date of the dividend;

  Y = the cash dividend amount; and

  Z = the Fair Market Value per Share on the dividend payment date. Fair Market Value is the average of the high and low sale price.

        In the case of a dividend payable in property other than Shares or cash, the per Share value of such dividend shall be the same as applied to all other shareholders of the Company as is determined in good faith by the Board.

        In the case of a dividend paid on Shares in the form of Shares, the number of Units credited to you shall be increased by a number equal to the product of (i) the aggregate number of Units that have been credited to you through the related dividend record date, and (ii) the number of Shares (including any fraction thereof) payable as a dividend on a Share. The number and terms of the Units shall be adjusted in accordance with the provisions of the Plan.

        Upon the first to occur of (i) 30 days following termination of your service as a member of the Board of Directors of the Company (except in the event of a Cause), or (ii) a Change in Control, the Company shall issue to you a number of Shares equal to the aggregate number of vested Units credited to you on such date in full satisfaction of such Units; provided, however, that in the event that the Company is involved in a transaction in which the Shares will be exchanged for cash, the Company shall issue to you immediately prior to the consummation of such transaction a number of Shares equal to the aggregate number of vested Units credited to you on such date. Immediately after such issuance of Shares, all Units standing to your credit shall terminate immediately and be of no further force or effect. Any fractional Unit shall be rounded up to the next whole Share as no fractional Shares shall be issued.

        Termination for "Cause" occurs when an individual ceases to be a Director by reason of his or her removal by the Board for misconduct, willfully or wantonly harmful to the Company. In such event, all Units will be immediately forfeited.

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        The terms and conditions of the Plan are incorporated herein by reference and any conflict between the terms and conditions of this Letter Agreement and the Plan shall be governed by the terms and conditions of such Plan.

        Since this is a deferred stock unit award, generally, under U.S. tax rules, federal income tax (including self-employment tax for non-employee directors) will be due when the Shares are distributed. If you are subject to taxes in a jurisdiction other than the U.S., please contact your tax advisor on the tax reporting requirements.

        You cannot sell, assign, exchange, pledge or otherwise transfer the Units. If you remain an affiliate of the Company after the Shares are issued, or were an affiliate of the Company within the three month period prior to sale of the Shares, there may be various restrictions on the disposition of the Shares. If this is the case, the Company should be notified if you desire to dispose of the Shares in order to determine whether the disposition may be made without violating applicable law.

        If you have any questions about the Plan, please let me know.

        Please sign and return a copy of the attached acknowledgement letter to:

  (Return FedEx packet enclosed)
  Tyco International Ltd.
  C/o
  Second Floor
  90 Pitts Bay Road
  Pembroke HM 08

Sincerely,

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[Date]

Tyco International Ltd.
Second Floor
90 Pitts Bay Road
Pembroke HM 08
Bermuda

Attention:

        I, [Name], the recipient of an award of          deferred stock units, pursuant to the Tyco International Ltd. 2004 Stock and Incentive Plan (the "Plan"), hereby accept such award under the terms and conditions contained therein.

        I hereby agree to be bound by the provisions of the Plan and the Letter Agreement.

        I have been advised that if I am an affiliate of the Company, resales of any Shares received by me will be subject to the Securities Act of 1933, as amended (the "Act") and I agree that I will comply with restrictions on resales by affiliates as provided by the Act.

        In addition, by signing and returning a copy of this letter, I acknowledge receipt of the documents constituting the Plan.

Very truly yours,

[Name]

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Terms and Condition of Option Award, Restricted Stock Award and Restricted Unit Award and Form of Director Deferred Stock Unit Award Letter